Select Energy Services Reports 2017 Second Quarter Results

- Second quarter revenue was $134.4 million, 35% increase over the first quarter in 2017

- On July 18th, announced definitive merger agreement with Rockwater Energy Solutions, giving Select a  pro forma market capitalization in excess of $1.5 billion at current stock price

GAINESVILLE, Texas, Aug. 3, 2017 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of total water solutions to the U.S. unconventional oil and gas industry, today announced results for the second quarter ended June 30, 2017.

Revenue for the second quarter of 2017 was $134.4 million, a 35% increase compared to the $99.9 million in the first quarter of 2017 and a 114% increase compared to the $62.9 million in the second quarter of 2016. Net loss for the second quarter was $10.5 million as compared to a net loss of $12.3 million in the first quarter of 2017 and a net loss of $228.2 million in the second quarter of 2016. This net loss of $10.5 million for the second quarter of 2017 includes $12.5 million of one-time phantom equity and other IPO-related compensation expenses. Adjusted EBITDA was $27.3 million in the second quarter of 2017 compared to $13.8 million in the first quarter of 2017 and $0.6 million in the second quarter of 2016. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net loss (a GAAP measure) in this release.

John Schmitz, Select's Chairman & CEO, stated, "In our second quarter, we saw continued momentum in completion-related activity as additional frac spreads were deployed into the market. Even with that, the population of drilled, uncompleted wells (DUC's) continues to grow, and is now over 6,000 per the EIA, which indicates that completion activity has yet to catch up to the growth in drilling rigs and this DUC population will provide us with a sizable backlog of future work."

Subsequent to the end of the second quarter, Select entered into a definitive merger agreement with privately-held Rockwater Energy Solutions, Inc. ("Rockwater") in a stock-for-stock transaction on July 18, 2017. Schmitz added, "This transaction represents a very exciting opportunity to combine two companies that are highly-focused on the challenge of providing world-class water-related services to the major shale basins. We are well underway on completing all of the required regulatory steps, but at the same time, are working to ensure that both companies remain focused on the near-term opportunities at hand."

The transaction is targeted to close in the third quarter of 2017, subject to customary closing conditions, including U.S. governmental approval under the Hart-Scott-Rodino Act.

Conference Call

Select has scheduled a conference call on Friday, August 4, 2017 at 10:00 a.m. eastern time. Please dial 201-389-0872 and ask for the Select Energy Services call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address http://investors.selectenergyservices.com/events-and-presentations. A telephonic replay of the conference call will be available through August 11, 2017 and may be accessed by calling 201-612-7415 using passcode 13665037#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select is a leading provider of total water solutions to the U.S. unconventional oil and gas industry. Select provides for the sourcing and transfer of water (both by permanent pipeline and temporary pipe) prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment, flowback, hauling, and disposal. For more information, please visit http://selectenergyservices.com.

Forward Looking Statements

All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect", "will", "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial position to differ materially from those included within or implied by such forward-looking statements.

Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in the "Risk Factors" section of the prospectus we filed with the U.S. Securities and Exchange Commission on April 24, 2017, relating to our recently completed initial public offering.

You should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Additional Information and Where to Find It

In connection with the proposed merger transaction mentioned, Select intends to file relevant materials with the Securities and Exchange Commission (the "SEC"), including Select's information statement in preliminary and definitive form. Stockholders are advised to read all relevant documents filed with the SEC, including Select's information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC's website at www.sec.gov. In addition, documents will also be available for free from Select by contacting the Company at 1820 N I-35, Gainesville, TX 76240 or (940)-668-1818.

WTTR-ER

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Water solutions	$ 107,812	$ 49,893	$ 186,189	$ 112,182
Accommodations and rentals	13,327	5,233	22,842	13,747
Wellsite completion and construction services	13,310	7,793	25,343	15,829

Total revenue	134,449	62,919	234,374	141,758

Costs of revenue
Water solutions	78,028	43,123	138,649	94,657
Accommodations and rentals	10,799	4,320	18,722	10,558
Wellsite completion and construction services	10,848	6,656	21,267	13,518
Depreciation and amortization	22,520	26,119	43,724	52,261

Total costs of revenue	122,195	80,218	222,362	170,994

Gross profit (loss)	12,254	(17,299)	12,012	(29,236)

Operating expenses
Selling, general and administrative	23,254	8,184	33,211	17,164
Depreciation and amortization	491	647	937	1,281
Impairment of goodwill and other intangible assets	-	138,666	-	138,666
Impairment of property and equipment	-	60,026	-	60,026
Lease abandonment costs	418	-	2,281	-

Total operating expenses	24,163	207,523	36,429	217,137

Loss from operations	(11,909)	(224,822)	(24,417)	(246,373)

Other income (expense)
Interest expense, net	(671)	(4,082)	(1,401)	(7,449)
Other income, net	1,952	723	3,016	157

Loss before tax expense	(10,628)	(228,181)	(22,802)	(253,665)

Tax benefit (expense)	138	(57)	32	(366)

Net loss	(10,490)	(228,238)	(22,770)	(254,031)

Less: Net loss attributable to Predecessor	-	225,091	-	250,428
Less: Net loss attributable to noncontrolling interests	6,274	3,147	14,382	3,603

Net loss attributable to Select Energy Services, Inc.	$ (4,216)	$ -	$ (8,388)	$ -

Allocation of net loss attributable to:
Class A-1 stockholders	$ (2,032)		$ (5,188)
Class A stockholders	(2,184)		(3,200)
Class B stockholders	-		-
	$ (4,216)		$ (8,388)
Weighted average shares outstanding:
Class A-1 - Basic & Diluted	13,092,308		14,587,845
Class A - Basic & Diluted	14,075,052		8,999,294
Class B - Basic & Diluted	38,462,541		38,462,541
Net loss per share attributable to common stockholders:
Class A-1 - Basic & Diluted	$ (0.16)		$ (0.36)
Class A - Basic & Diluted	$ (0.16)		$ (0.36)
Class B - Basic & Diluted	$ -		$ -

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets

Current assets
Cash and cash equivalents	$ 52,777	$ 40,041
Accounts receivable trade, net of allowance for doubtfulaccounts of $2,517 and $2,144, respectively	129,539	75,892
Accounts receivable, related parties	389	135
Inventories	691	1,001
Prepaid expenses and other current assets	7,781	7,586
Total current assets	191,177	124,655
Property and equipment	789,924	739,386
Accumulated depreciation	(519,080)	(490,519)
Property and equipment, net	270,844	248,867
Goodwill	23,278	12,242
Other intangible assets, net	35,380	11,586
Other assets	7,922	7,716
Total assets	$ 528,601	$ 405,066

Liabilities and Equity
Current liabilities
Accounts payable	$ 12,122	$ 10,796
Accounts payable and accrued expenses, related parties	846	648
Accrued salaries and benefits	2,499	2,511
Accrued insurance	9,136	10,338
Accrued expenses and other current liabilities	30,378	22,091
Total current liabilities	54,981	46,384
Accrued lease obligations	17,029	15,946
Other long term liabilities	7,726	8,028
Long-term debt, net of current maturities	-	-
Total liabilities	79,736	70,358
Commitments and contingencies (Note 8)
Class A-1 common stock, $0.01 par value; 40,000,000 shares authorized; no shares issued and outstanding as of June 30, 2017; 16,100,000 shares issued and outstanding as of December 31, 2016	-	161
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 30,311,340 shares issued and outstanding as of June 30, 2017; 3,802,972 shares issued andoutstanding as of December 31, 2016	303	38
Class B common stock, $0.01 par value; 150,000,000 shares authorized; 38,462,541 shares issued and outstanding as of June 30, 2017 and December 31, 2016	385	385
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2017 and December 31, 2016	-	-
Additional paid-in capital	204,295	113,175
Accumulated deficit	(9,431)	(1,043)
Total stockholders' equity	195,552	112,716
Noncontrolling interests	253,313	221,992
Total equity	448,865	334,708
Total liabilities and equity	$ 528,601	$ 405,066

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities
Net loss	$ (22,770)	$ (254,031)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation and amortization	44,661	53,542
(Gain) loss on disposal of property and equipment	(2,919)	462
Bad debt expense	708	345
Amortization of debt issuance costs	618	1,364
Equity-based compensation	1,232	318
Other Operating Items	(237)	197,887
Changes in operating assets and liabilities
Accounts receivable	(47,998)	24,446
Prepaid expenses and other assets	(830)	(1,593)
Accounts payable and accrued liabilities	3,525	(11,763)

Net cash (used in) provided by operating activities	(24,010)	10,977

Cash flows from investing activities
Acquisitions, net of cash received	(55,507)	-
Purchase of property, equipment, and intangible assets	(41,680)	(26,009)
Proceeds received from sale of property and equipment	5,738	6,277

Net cash used in investing activities	(91,449)	(19,732)

Cash flows from financing activities
Proceeds from revolving line of credit	34,000	8,500
Payments on long-term debt	(34,000)	(13,250)
Payment of debt issuance costs	-	(376)
Proceeds from initial public offering	140,070	-
Payments incurred for initial public offering	(11,566)	-
Member (distributions) contributions	(309)	212

Net cash (used in) provided by financing activities	128,195	(4,914)

Net increase (decrease) in cash and cash equivalents	12,736	(13,669)

Cash and cash equivalents, beginning of period	40,041	16,305

Cash and cash equivalents, end of period	$ 52,777	$ 2,636

Supplemental cash flow disclosure:
Cash paid for interest	$ 849	$ 6,123
Cash paid for taxes	$ 27	$ 610

Supplemental disclosure of noncash investing activities:
Capital expenditures included in accounts payable and accrued liabilities	$ 4,961	$ 69

Comparison of Non-GAAP Financial Measures

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus/(minus) loss/(income) from discontinued operations, plus any impairment charges or asset write-offs pursuant to GAAP, plus/(minus) non-cash losses/(gains) on the sale of assets or subsidiaries, non-recurring compensation expense, non-cash compensation expense, and non-recurring or unusual expenses or charges, including severance expenses, transaction costs, or facilities-related exit and disposal-related expenditures.

Our board of directors, management and investors use EBITDA and Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP.

EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for an analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure for the periods presented:

	Three months ended,
	June 30, 2017	March 31, 2017	June 30, 2016
	(in thousands)

Net loss	$ (10,490)	$ (12,280)	$ (228,238)
Interest expense	671	730	4,082
Depreciation and amortization	23,011	21,650	26,766
Tax (benefit) expense	(138)	106	57
EBITDA	13,054	10,206	(197,333)
Impairment	-	-	198,692
Lease abandonment costs	418	1,863	-
Severance costs	122	-	146
Deal-related costs	332	748	24
Non-cash incentive compensation	589	643	(796)
Non-cash loss on sale of subsidiaries and other assets	198	309	(160)
Phantom equity and IPO-related compensation	12,537	-	-
Adjusted EBITDA	$ 27,250	$ 13,769	$ 573

Contacts:	Select Energy Services
Gary Gillette, CFO & SVP
Justin Briscoe, VP, Corporate Development
(940) 668-0259
IR@selectenergyservices.com

Dennard â–ª Lascar Associates
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com